Exhibit 10.1
FORM OF AMENDMENT AND EXCHANGE AGREEMENT
          AMENDMENT AND EXCHANGE AGREEMENT (the “Agreement”) dated as of March 25, 2010, by and among OXiGENE, Inc., a Delaware corporation with offices located at 701 Gateway Blvd, Suite 210, South San Francisco, CA 94080 (the “Company”), and [       ] (the “Investor”).
          WHEREAS:
          A. The Company, the Investor and certain other investors (the “Other Investors” and together with the Investor, the “Investors”) are parties to that certain Securities Purchase Agreement, dated as of March 10, 2010 (the “Existing Securities Purchase Agreement”), pursuant to which, among other things, the Investor purchased from the Company (i) certain shares (the “Existing Common Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) a Series D Warrant (the “Existing Series D Warrant”), which is exercisable into shares of Common Stock (the “Existing Series D Warrant Shares”); and (iii) certain other warrants to purchase Common Stock of the Company.
          B. In connection with the execution and delivery of the Existing Securities Purchase Agreement, the Company entered into that certain Registration Rights Agreement, dated as of March 10, 2010 (the “Existing Registration Rights Agreement”), by and between the Company and the Investors, pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Existing Registration Rights Agreement) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.
          C. The Company and the Investor desire to enter into this Agreement, pursuant to which, among other things, (i) the Company and the Investor shall amend certain of the Transaction Documents (as defined in the Existing Securities Purchase Agreement) to provide for (x) a reduction of the number of shares of Common Stock required to be initially registered by the Company with the Securities and Exchange Commission pursuant to the Existing Registration Rights Agreement and (y) an extension of the filing and effectiveness deadlines with respect to such registration and (ii) the Company and the Investor shall exchange the Existing Series D Warrant of the Investor for a warrant in the form attached hereto as Exhibit A (the “Exchanged Series D Warrant”), with a face amount of            shares of Common Stock (the “Exchanged Series D Warrant Shares”).
          D. As a closing condition to the transactions contemplated hereby, each of the Other Investors are executing agreements identical to this Agreement (other than proportional changes in the numbers reflecting the different face amount of warrants (the “Other Exchanged Series D Warrants”, and together with the Exchanged Series D Warrant, the “Exchanged Series D Warrants”) being issued to such Other Investor in exchange for the Series D Warrants (as defined in the Securities Purchase Agreement) of such Other Investors) (the “Other Agreements”, and together with this Agreement, the “Agreements”).

          E. The exchange of the Existing Series D Warrant for the Exchanged Series D Warrant is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the 1933 Act; and
          F. Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the Existing Securities Purchase Agreement as amended hereby.
          NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:
     1. Exchange. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 below, the Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the 1933 Act, exchange the Existing Series D Warrant for the Exchanged Series D Warrant. At the Closing (as defined below), the following transactions shall occur (such transactions in this Section 1, the “Exchange”):
          1.1 Delivery. In exchange for the Existing Series D Warrant, the Company shall deliver or cause to be delivered to the Investor the Exchanged Series D Warrant. The Investor shall deliver or cause to be delivered to the Company (or its designee) the Existing Series D Warrant, as soon as commercially practicable following the Closing. As of the Closing Date, all of the Investor’s rights under the Existing Series D Warrant shall be extinguished.
          1.2 Other Documents. The Company and the Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.
          1.3 Purchase Price. The Exchanged Series D Warrant shall be issued to the Investor in exchange for the Existing Series D Warrant and without the payment of any additional consideration.
          1.4 Closing. Upon confirmation that the conditions to closing specified in this Agreement have been satisfied or duly waived by the Investor or the Company, as applicable, the closing of the Exchange (the “Closing”) shall occur on March 26, 2010 or such other date as is mutually acceptable to the Investor and the Company (the “Closing Date”).
     2. AMENDMENTS TO TRANSACTION DOCUMENTS.
          2.1 Ratifications. Except as otherwise expressly provided herein, the Existing Securities Purchase Agreement and each other Transaction Document, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date: (i) all references in the Existing Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Existing Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement, (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement, (iii) all references in the Existing Registration Rights Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Existing Registration Rights Agreement shall mean the Existing Registration Rights Agreement as amended by this Agreement, and (iv) all references in the other Transaction Documents to the “Registration Rights Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Agreement.
          2.2 Amendments to Existing Registration Rights Agreement. On and after the Closing Date, the Existing Registration Rights Agreement is hereby amended as follows:
               (a) The defined term “Filing Deadline” is hereby amended by replacing “10th Business Day” with “15th Business Day”.
               (b) The defined term “Effectiveness Deadline” is hereby amended by replacing both references to “40th calendar day” with “50th calendar day” and by replacing both references to “70th calendar day” with “80th calendar day”.
               (c) The defined term “Required Registration Amount” is hereby amended by adding the following:
“Notwithstanding the foregoing, with respect to the initial Registration Statement filed hereunder, the Required Registration Amount shall mean the sum of (i) the number of Common Shares issued pursuant to the Securities Purchase Agreement and (ii) 6,755,157 Warrant Shares issuable pursuant to the Warrants (subject to the occurrence of certain events, all of which may become issuable pursuant to the Series D Warrants). The Buyers acknowledge that the number of shares of Common Stock to be included in the initial Registration Statement with respect to the Series D Warrants is a number negotiated by the parties hereto and is not intended to provide any guidance with respect to the Company’s view of the market price of its Common Stock as of any Adjustment Time (as defined in the Series D Warrants). The parties hereto agree that the foregoing adjustment shall be deemed to be a reduction in the amount of Registrable Securities permitted to be resold pursuant to the initial Registration Statement by the SEC for purposes of Section 2(f) below for which no Registration Delay Payments shall apply. The Buyers further acknowledge that notwithstanding anything to the contrary in the Transaction Documents, in no event shall the Company be required to file a Registration Statement, and no Registration Delay Payments shall apply, if such filing would contravene Rule 415 or policies of the Staff (as determined through consultation with the Company’s legal counsel and with Legal Counsel) relating to Rule 415, each as in effect on the date of such filing.”
               (d) The first sentence of Section 2(a) is hereby amended and restated as follows: “The Company shall prepare and, as soon as practicable, but in no event later than the Filing Deadline, file with the SEC an initial Registration Statement on Form S-3 covering the resale of the Required Registration Amount of Registrable Securities as of the date such Registration Statement is initially filed with the SEC, provided further that if Form S-3 is unavailable for such a registration, the Company shall use such other form as is required by Section 2(c).”

               (e) The first sentence of Section 3(a) is hereby amended and restated as follows: “The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Required Registration Amount of Registrable Securities (but in no event later than the applicable Filing Deadline) and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline).”
          2.3 Amendments to Transaction Documents. On and after the Closing Date, each of the Transaction Documents are hereby amended as follows:
               (a) The defined term “Series D Warrants” is hereby amended and restated as “the Exchanged Series D Warrants (as defined in the Amendment and Exchange Agreements)”.
               (b) The defined term “Series D Warrant Shares” is hereby amended and restated as “the Exchanged Series D Warrant Shares (as defined in the Amendment and Exchange Agreements)”.
               (c) The defined term “Amendment and Exchange Agreements” shall mean “those certain Amendment and Exchange Agreements, dated as of March 25, 2010, each by and between the Company and each Buyer”.
               (d) The defined term “Transaction Documents” is hereby amended to include the Amendment and Exchange Agreements.
     3. REPRESENTATIONS AND WARRANTIES
          3.1 Investor Bring Down. The Investor hereby represents and warrants to the Company with respect to itself only as set forth in Section 2 of the Existing Securities Purchase Agreement as to this Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto.
          3.2 Company Bring Down. Except as set forth on Schedule 3(b) attached hereto, the Company represents and warrants to the Investor as set forth in Section 3 of the Existing Securities Purchase Agreement as if such representations and warranties were made as of the date hereof and set forth in their entirety in this Agreement. Such representations and warranties to the transactions thereunder and the securities issued pursuant thereto are hereby deemed for purposes of this Agreement to be references to the transactions hereunder and the issuance of the securities pursuant hereto, references therein to “Closing Date” being deemed references to the Closing Date as defined in Section 1.4 above, and references to “the date hereof” being deemed references to the date of this Agreement.

     4. Covenants.
          4.1 Reasonable Best Efforts. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Investor shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 5 of this Agreement.
          4.2 Disclosure of Transactions and Other Material Information. On or before 9:30 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Warrants and the form of the Registration Rights Agreement) (including all attachments, the “8-K Filing”). From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to any of the Buyers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.
          4.3 Fees. The Company shall reimburse Greenberg Traurig, LLP (counsel to the lead Buyer), on demand, for all reasonable, documented costs and expenses incurred by it in connection with preparing and delivering this Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby), provided, however, that the amount payable by the Company to Greenberg Traurig, LLP under any and all of the Transaction Documents shall not exceed $10,000 in the aggregate unless agreed to in writing by the Company.
          4.4 Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchanged Series D Warrant Shares (if acquired using a Cashless Exercise (as defined in the Exchanged Series D Warrant)) may be tacked onto the holding period of the Existing Series D Warrants, and the Company agrees not to take a position contrary to this Section 4.4.
     5. CONDITIONS TO COMPANY’S OBLIGATIONS HEREUNDER.
     The obligations of the Company to the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:
          5.1 The Investor shall have duly executed this Agreement and delivered the same to the Company.
          5.2 Each of the Other Investors shall have duly executed the Other Agreement of such Other Investor and delivered the same to the Company.

          5.3 The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.
     6. CONDITIONS TO INVESTOR’S OBLIGATIONS HEREUNDER.
     The obligations of the Investor hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:
          6.1 The Company shall have duly executed and delivered this Agreement to the Investor.
          6.2 The Company shall have duly executed and delivered to the Investor the Exchanged Series D Warrants.
          6.3 The Company shall have delivered to the Investor a copy of each Other Agreement, duly executed and delivered by the Company and each Other Investor party thereto.
          6.4 The Investor shall have received the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., the Company’s counsel, dated as of the Closing Date, in the form acceptable to the Investor.
          6.5 The Company shall have delivered to the Investor a copy of the Amended and Restated Irrevocable Transfer Agent Instructions, in the form acceptable to the Investor, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.
          6.6 The Company shall have delivered to the Investor a certificate, in the form acceptable to the Investor, duly executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions authorizing the transactions contemplated hereby as adopted by the Company’s board of directors, in a form reasonably acceptable to the Investor, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Closing.
          6.7 Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form acceptable to the Investor.
          6.8 The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities, including without limitation, those required by the Principal Market, except for the Stockholder Approval.
          6.9 No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.
          6.10 The Company and its Subsidiaries shall have delivered to the Investor such other documents relating to the transactions contemplated by this Agreement as the Investor or its counsel may reasonably request.
     7. TERMINATION.
          In the event that the Closing does not occur on or before five (5) Business Days from the date hereof due to the Company’s or the Investor’s failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the nonbreaching party’s failure to waive such unsatisfied conditions(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void and the parties shall continue to comply with all terms and conditions of the Transaction Documents, as in effect prior to the execution of this Agreement.
     8. MISCELLANEOUS.
          8.1 Miscellaneous Provisions. Section 9 of the Existing Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.
          8.2 Most Favored Nation. The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Person with respect to any consent, release, amendment, settlement or waiver relating to the terms, conditions and transactions contemplated hereby (each a “Settlement Document”), is or will be more favorable to such Person than those of the Investor and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Investor immediately following the occurrence thereof and (ii) the terms and conditions of this Agreement, the other Exchange Documents and the Securities (other than any limitations on conversion or exercise set forth therein) shall be, without any further action by the Investor or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Investor shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Investor may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement or the Securities (as the case may be) shall apply to the Investor as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Investor. The provisions of this Section 8.2 shall apply similarly and equally to each Settlement Document.
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          IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY: OXIGENE, INC.
By:
	Name:	Dr. Peter J. Langecker
	Title:	Chief Executive Officer

     IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:

By:
Name:
Title: